EXHIBIT 99

          RB Reports Improved Fourth Quarter and Year End 1996 Results

   For additional information, please contact:           Mr. Charles R. Ofner
                                                               (713) 496-5000

      January  27,  1997,         Houston,  Texas ........  Reading  &  Bates
   Corporation (RB-NYSE) reported net income of $77.9 million ($1.15 net income per share after preferred stock dividends of $3.6 million) for the year ended December 31, 1996, compared with net income of $21.8 million ($.28 net income per share after preferred stock dividends of $4.9 million) for the year ended December 31, 1995. Operating income for the year ended December 31, 1996 was $107.4 million on revenues of $290.2 million, compared to operating income for the year ended December 31, 1995 of $38.2 million on revenues of $212.8 million. The $69.2 million improvement to operating income is predominantly attributable to increased revenues; revenues for the company increased primarily due to improved dayrates as well as fleet additions which occurred in 1995 and in 1996. Average utilization for the year ended December 31, 1996 was 92% compared to 86% for the year ended December 31, 1995.

      For the fourth quarter of 1996, the Company reported net income of $26.0 million ($.36 net income per share) compared to net income of $10.7 million ($.15 net income per share after preferred stock dividends of $1.2 million) for the fourth quarter of 1995. Operating income for the fourth quarter of 1996 was $38.3 million on revenues of $90.9 million compared to operating income for the fourth quarter of 1995 of $13.6 million on revenues of $59.8 million. Again, this increase primarily results from improved revenues from increased dayrates and fleet additions. Utilization for the quarter ended December 31, 1996 was 92% compared to 87% for the quarter ended December 31, 1995.

      Paul B. Loyd, Jr. the Company's Chairman, President and CEO, said, "1996 reflected a decisive improvement in results for Reading & Bates. We are very pleased to report strong profits for the fourth quarter and for the year. Several factors contributed to our success this year: a robust market which saw significant increases in dayrates, a competitive fleet made stronger by prudent capital investments during the year and a solid financial structure with substantial operating leverage. Perhaps a more pertinent exercise at this juncture, however, is to examine the factors needed for continued success in this industry. Namely, the capability to meet worldwide demand for high specification and deepwater drilling services, the ability to reinvest responsibly the cash flows generated in today's environment and the ability to maintain or improve operating margins. We believe that Reading & Bates will continue to meet these criteria for continued success. Specifically, Reading & Bates' proven ability to develop key investment alternatives in its core high specification drilling business, as well as its involvement in floating production, field development, TOPS (which is RB's field development joint venture), the Allegheny venture and other similar vehicles, provides excellent reinvestment opportunities. Thus, we view our role as a leader in an exciting and expanding market, and we look forward to continued success measured both in terms of providing value to our shareholders and providing an excellent product to the market."

      Reading & Bates is a New York Stock Exchange listed company, engaging in offshore drilling services throughout the world. Its wholly owned subsidiary, Reading & Bates Development Co., provides technical, construction and project management services, and floating production systems to the upstream offshore oil and gas industry worldwide.

                        (financial highlights to follow)


                          READING & BATES CORPORATION
                               AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF OPERATIONS
                   (in thousands except per share amounts)


                                    THREE MONTHS ENDED        YEAR ENDED
                                       DECEMBER 31,           DECEMBER 31,
-----------------------------------------------------------------------------
                                      1996      1995         1996       1995
-----------------------------------------------------------------------------
OPERATING REVENUES                 $ 90,920  $ 59,777    $ 290,223  $ 212,795
-----------------------------------------------------------------------------
COSTS AND EXPENSES:
  Operating expenses                 35,871    33,422      126,708    127,070
  Depreciation                        9,592     7,770       33,584     30,369
  General and administrative          7,184     5,018       22,579     17,139
-----------------------------------------------------------------------------
    Total costs and expenses         52,647    46,210      182,871    174,578
-----------------------------------------------------------------------------
OPERATING INCOME                     38,273    13,567      107,352     38,217
-----------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
  Interest expense, net of
   capitalized interest              (4,995)   (3,606)     (14,781)   (15,303)
  Interest income                       651       429        2,185      1,832
  Other, net                           (408)   (1,054)      (2,272)    (2,008)
-----------------------------------------------------------------------------
    Total other income (expense)     (4,752)   (4,231)     (14,868)   (15,479)
-----------------------------------------------------------------------------
INCOME BEFORE INCOME TAX EXPENSE,
  MINORITY INTEREST AND
  EXTRAORDINARY GAIN                 33,521     9,336       92,484     22,738

INCOME TAX EXPENSE                    4,515     1,285        7,884      2,824

MINORITY INTEREST                    (3,042)     (822)      (6,684)    (1,522)
-----------------------------------------------------------------------------
INCOME BEFORE EXTRAORDINARY GAIN     25,964     7,229       77,916     18,392

EXTRAORDINARY GAIN                        -     3,430            -      3,430
-----------------------------------------------------------------------------
NET INCOME                           25,964    10,659       77,916     21,822

DIVIDENDS ON PREFERRED STOCK              -     1,213        3,631      4,855
-----------------------------------------------------------------------------
NET INCOME APPLICABLE
  TO COMMON STOCKHOLDERS           $ 25,964  $  9,446    $  74,285  $  16,967
=============================================================================
PRIMARY NET INCOME PER COMMON SHARE:
  INCOME BEFORE
     EXTRAORDINARY GAIN            $    .36  $    .10    $    1.15  $     .22
  EXTRAORDINARY GAIN                      -       .05            -        .06
-----------------------------------------------------------------------------
    NET INCOME                     $    .36  $    .15    $    1.15  $     .28
=============================================================================
FULLY DILUTED NET INCOME
  PER COMMON SHARE                 $      -  $      -    $    1.10  $       -
=============================================================================
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING:
    PRIMARY                          71,493    61,280       64,620     60,208
    FULLY DILUTED                         -         -       71,027          -
=============================================================================
                                  (more)


                            READING & BATES CORPORATION
                                  AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED BALANCE SHEET
                                   (in thousands)

--------------------------------------------------------------------------
                                                    12/31/96      12/31/95
--------------------------------------------------------------------------
ASSETS:
  Cash and cash equivalents                        $  59,089     $  36,171
  Other current assets                                81,001        59,617
  Net property and equipment                         657,629       505,605
  Other assets                                        10,471         4,387
--------------------------------------------------------------------------
TOTAL ASSETS                                       $ 808,190     $ 605,780
==========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current liabilities                              $  55,132     $  54,490
  Long-term obligations                              207,578        95,040
  Other noncurrent liabilities                        52,726        54,695
  Minority interest                                   46,147        44,504
  Stockholders' equity                               446,607       357,051
--------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $ 808,190     $ 605,780
==========================================================================
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